Exhibit 99.1

	March 20, 2018	Pro Forma Adjustments	As Adjusted
ASSETS		(Unaudited)	(Unaudited)
Cash	1,278,124	-	1,278,124
Prepaid expenses	44,388	-	44,388
Current assets	1,322,512	-	1,322,512
Cash held in Trust Account	151,500,000	22,725,000	174,225,000
Total assets	152,822,512	22,725,000	175,547,512
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	119,576	-	119,576
Related party advances	69,540	-	69,540
Notes payable	250,000	-	250,000
Total current liabilities	439,116	-	439,116

Sponsor loan payable	1,500,000	225,000	1,725,000
Deferred underwriting commissions	6,000,000	1,350,000	7,350,000
Total liabilities	7,939,116	1,575,000	9,514,116

Commitments and Contingencies:
Common stock subject to possible redemption (13,849,841 and 15,943,900 shares at $10.10 per share)	139,883,395	21,150,000	161,033,395
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding
Common stock, $0.0001 par value, 60,000,000 shares authorized, 5,462,659 and 5,593,600 shares issued and outstanding (excluding 13,849,841 and 15,943,900 shares subject to possible redemption)	546	13	559
Additional paid-in-capital	5,055,728	(13)	5,055,715
Accumulated deficit	(56,273)	-	(56,273)
Total stockholders’ equity	5,000,001	-	5,000,001

Total liabilities and stockholders’ equity	152,822,512	22,725,000	175,547,512